SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 333-191063

Date of Report: September 21, 2017

WINHA INTERNATIONAL GROUP LIMITED

Nevada	47-2450462
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

3rd Floor, No. 19 Changyi Road, Changmingshui Village Wuguishan Town, Zhongshan City, P.R. China	528458
(Address of principal executive offices)	(Zip Code)

86-760-8896-3655
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
On September 21, 2017 Chung Yan Winnie Lam resigned from her positions as the sole member of the Registrant's Board of Directors, and as the sole executive officer of the Registrant.
Prior to executing her resignation, Ms. Lam appointed Fuxiao Shi to replace her as sole member of the Board of Directors. Fuxiao Shi then appointed himself to serve as Chairman, President, Treasurer and Secretary of the Registrant. Fuxiao Shi recently acquired from Zening Lai sole ownership of Pilot International Investment Co., Inc., which owns 70.4% of the outstanding common shares of the Registrant.
Fuxiao Shi, age 39, has been employed since January 2016 as Chairman of Liaoning Jirui Biotechnology Co., Ltd., which develops, manufactures and markets microchips that perform health care functions. Mr. Shi intends to remain employed by Liaoning Jirui Biotechnology Co., Ltd., and will divide his work time and attention between that entity and the Registrant. From 2004 through 2015, Mr. Shi was employed as Manager of the Dongguan sub-branch of Ping'an Insurance Company. In 2004 Fuxiao Shi was awarded a graduate degree in Finance by Sun Yat-sen University. In 2001, Mr. Shi received a bachelor's degree from China Three Gorges University, with a concentration in economic administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 22, 2017 Winha International Group Limited
                                                  By: /s/ Fuxiao Shi
                                                        Fuxiao Shi, President